Exhibit (a)(1)

PERMAL HEDGE STRATEGIES FUND II

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the laws of the State of Maryland.

SECOND: The name of the statutory trust (the “Trust”) is:

Permal Hedge Strategies Fund II

THIRD: The address of the Trust’s principal office in the State of Maryland is 100 International Drive, Baltimore, Maryland 21202.

FOURTH: The name and business address of the Trust’s resident agent are Dana N. Pescosolido, c/o Legg Mason, Inc, 100 International Drive, Baltimore, Maryland 21202.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties of perjury that, to the best of his knowledge and belief, the facts stated herein are true.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 4 page document on file in this office. DATED: 4-17-13

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

BY:	Custodian

This stamp replaces our previous certification system. Effective: 6/95

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust as of this 17th day of April, 2013.

R. Jay Gerken, as Trustee
620 Eighth Avenue
New York, New York 10018

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